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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 25, 2000



                       Centennial HealthCare Corporation
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            (Exact name of registrant as specified in its charter)



          Georgia                          000-22771             58-1839701
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
       incorporation)                                        Identification No.)


400 Perimeter Center Terrace, Suite 650, Atlanta, Georgia             30346
                                                                   -----------
        (Address of principal executive offices)                    (Zip Code)


                                (770) 698-9040
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             (Registrant's telephone number, including area code)

                                Not applicable
         (Former name or former address, if changed since last report)
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     Item 1.    Change of Control of Registrant.
                --------------------------------

     On February 25, 2000, Centennial HealthCare Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hilltopper Acquisition Corp., ("Acquisition") a wholly owned subsidiary of Hilltopper Holding Corp., ("Holding") which is an affiliate of E.M. Warburg, Pincus & Co, LLC ("Warburg"). Pursuant to the terms of the Merger Agreement, Acquisition will begin a cash tender offer for all outstanding shares of the Company at $5.50 per share. A minimum of 68.5 percent of the shares (on a fully diluted basis) must be tendered as a condition to the merger. The tender offer is not subject to a financing contingency but is subject to the approval of certain lenders, lessors and governmental authorities. The Merger Agreement prohibits the Company and its representatives from soliciting, encouraging or participating in any discussions regarding any other proposal to acquire the Company or a material amount of its stocks or assets. The Company may engage in discussions with any other entity that delivers an unsolicited, written proposal superior to the Warburg offer, and may enter into an agreement based on such proposal. A special committee of independent directors of the Company recommended that the merger and tender offer transactions be accepted by the Board of Directors of the Company. The Board of Directors approved the merger and tender offer transactions and recommended that the shareholders approve the merger and tender their shares pursuant to the tender offer. The Company's executive management and certain private equity shareholders representing about
39.5 percent of the Company's outstanding shares will become shareholders of Holding and have agreed to vote their shares in favor of the transaction. J. Stephen Eaton will remain as the Company's chairman and chief executive officer.

     Item 5.    Other Events.
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     The Company received a complaint that was filed in the Superior Court of
Fulton County, State of Georgia by Crandon Capital Partners, requesting certification as a class action suit, for compensatory damages and injunctive relief arising from the Merger Agreement. The complaint alleges that the defendants, the directors and the Company, breached their fiduciary duty in connection with the proposed merger by failing to conduct an auction or other suitable market check, failing to consider other strategic alternatives and accepting insufficient consideration.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               CENTENNIAL HEALTHCARE CORPORATION
                               (Registrant)



Date:  March 10, 2000          By: /s/ Alan C. Dahl
                                  ---------------------------------------------
                                   Alan C. Dahl,
                                   Executive Vice President and Chief Financial
                                   Officer

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                                 EXHIBIT INDEX


   Exhibit No.
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   2.1                   Agreement and Plan of Merger

   99.1                  Press Release dated March 3, 2000

   99.2                  Press Release dated February 25, 2000

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